                                                                                                                           EXHIBIT 16.1

[LETTERHEAD]

May 4, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 4, 2001, of Hard Rock Hotel, Inc. and are in agreement with the statements contained in the second sentence of the first paragraph, and the second and third paragraphs therein.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,
/s/ Ernst & Young LLP